Exhibit 99.1

The Real Good Food Company Announces Leadership Changes and Supply Chain Optimization

Cherry Hill, NJ, March 18, 2024 – The Real Good Food Company, Inc. (NASDAQ: RGF) (“Real Good Foods” or the “Company”), a leading health and wellness frozen and refrigerated foods company, today provided a corporate update concurrent with the appointment of foods executive Tim Zimmer as Chief Executive Officer, effective March 15, 2024.

Leadership Changes

The Company today announced the appointment of Tim Zimmer as the Company’s Chief Executive Officer effective March 15, 2024. Mr. Zimmer succeeds Gerard Law, who departed the Company as its Chief Executive Officer, effective March 15, 2024.

Tim Zimmer was most recently the Chief Marketing Officer at Smithfield Foods and held prior roles that included responsibilities across business management, demand planning, R&D and operation process design. Tim has over 30 years of experience in the packaged foods industry at Smithfield Foods, Sara Lee Foods, Kraft Foods and Nestle.

While at Smithfield, Tim played a pivotal role in growing the company’s packaged meats business and significantly improving its profitability. Prior to his tenure at Smithfield, Tim was a leader in the turnaround efforts at Sara Lee Fresh Bakery, transforming it into a profitable business before its eventual sale to Grupo Bimbo. Tim has served in management roles in finance, business management, sales, and marketing over his career in multiple channels and temperature zones. Tim holds a B.B.A. in Marketing & Finance from the University of Texas at Arlington and an M.B.A. in Strategy & Finance from the Wake Forest University School of Business.

The Company also appointed Mark Dietz as Senior Vice President of Operations, who will assist the Company with streamlining of the Company’s supply chain and improving efficiencies. Mark brings extensive experience in operational leadership, having previously served as VP of Business Management at Smithfield Foods and holding management roles within Sara Lee Meat Brands. While at Smithfield, Mark had full P&L responsibilities for the Curly’s and Stefano’s brands, which represented well over $600 million in retail sales. Under Mark’s leadership, the Curly’s brand was introduced into the retail channel and grew to over $150 million in retail sales and turned profitable. Mark also oversaw the plant consolidation and turnaround of the Stefano’s brand, which was handheld business that is similar from a manufacturing standpoint to RGF’s operations. In his new role, Mark will spearhead initiatives to optimize supply chain and enhance plant efficiencies. Mark holds a B.B.A. in Finance from The University of Cincinnati, Lindner School of Business.

Strategic Actions to Optimize Supply Chain

In an effort to accelerate the optimizing of its supply chain, the Company plans to cease operations at its City of Industry (“COI”) facility by June 30, 2024. While ongoing analysis of the closure’s overall impact is underway, preliminary assessments indicate substantial cost savings with negligible cash outlays. With a significant portion of COI’s production set to transition to the Bolingbrook, IL facility, alongside co-packing arrangements and rationalization measures, this decision is expected to improve capacity utilization, reduced fixed overhead costs, enhance margins, and streamline the supply chain.

Business Updates

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According to SPINS and IRI, for the two months ended February 29, 2024, total consumption of the Company’s branded products increased by 53% year over year. This included a 23% increase in the unmeasured channel and 96% increase in the measured channel.

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In the measured channel, according to SPINS, consumption for the RGF brand for the two months ended 2/28/24 was $26M or up 96% y/y. For the latest four week ended 2/28/24 consumption was $12.5M or up 102% y/y.

•	In the unmeasured channel, according to IRI, consumption for the RGF brand for the two month ended 2/28/24 was $23.7M or up 23% y/y.

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The previously disclosed refinancing in March 2024 reduced the Company’s revolver balance to $25 million and reduced the maximum availability under revolver to $35 million, implying $10 million in liquidity at the time of the refinancing. The refinancing in November 2023 and March 2024 combined have significantly reduced the company’s cash debt service and enhanced liquidity. Cash debt service is currently at $1.0 million a month.

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The aforementioned organizational changes, streamlining of supply chain and yield improvement initiatives are expected to significantly accelerate the Company’s path to generating free cash flow and self-funding its growth.

Management Commentary

Executive Chairman Bryan Freeman commented: “We are pleased to announce the appointment of Tim Zimmer as Chief Executive Officer, as his experience aligns with the slate of strategic actions we announced today. These are aimed at significantly accelerating the path to profitability and are a testament to our commitment to fellow shareholders.

“Our growth remains strong, with total consumption of our branded products increasing 53% year-over-year in the two months ended February 29, 2024. On the liquidity front, after taking into account our latest refinancing, the Company has significantly reduced its cash debt service. Ultimately, we expect these changes will enable us to generate free cash flow and self-fund our future growth.”

Tim Zimmer concluded: “In assuming the role of CEO, I am fully committed to leading the Company through the transformative journey that lies ahead. The brand continues to perform well and has a strong, rapidly growing consumer base. I see a clear opportunity to unlock significant value by streamlining the supply chain, improving manufacturing efficiencies and instilling a culture of operational excellence. Together, we plan to earn back our right to grow by proving that we can operate with excellence and generate cash flow.”

Restatement of Prior Financial Statements

During the preparation of the Company’s consolidated financial statements for the year ended December 31, 2023, the Company identified certain errors related to differences between the 2022 year-end physical inventory listing and the inventory recorded as of December 31, 2022. The Company is currently in the process of assessing the magnitude of the errors, but currently estimates the reduction to the inventory balance as between $7 million and $12 million. The Company will file an amended Form 10-K for 2022 and amended Form 10-Qs for each of the quarters in 2023, as soon as practicable, to restate the financial statements for such periods. Accordingly, investors should no longer rely upon the Company’s previously issued consolidated financial statements and earnings releases for the aforementioned periods. For more information, see the Company’s current report on Form 8-K filed with the SEC on March 18, 2024.

About Real Good Food Company

Real Good Foods, Inc. (NASDAQ: RGF) is a leading health and wellness frozen and refrigerated foods company, providing a better way to enjoy your favorite foods. The Company’s mission is to provide “Real Food You Feel Good About Eating”, making delicious, nutritious foods that are low in sugar, low in carbohydrates and high in protein. The Real Good Foods family of products includes breakfast, lunch, dinner, and snacks – available in over 16,000 stores nationwide with additional direct-to-consumer options.

To learn more, please visit our website at realgoodfoods.com or join us on social media @realgoodfoods, where we maintain some of the largest followings in the frozen food industry today.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding its projected financial results, its ability to increase production at its new facility, improve profitability and meet its long-term growth objectives, the anticipated conclusion regarding the impact of the errors identified in the Company’s previously issued consolidated financial statements, the scope of the anticipated restatement of previously issued financial statements as a result of the error, the succession of the Company’s Chief Executive Officer, and the costs and financial and business impact associated with the closure of COI. The Company has attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent management’s current expectations and predictions about trends affecting the Company’s business and industry and are based on information available as of the time such statements are made. Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, it cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause its actual results to materially differ from those expressed or implied by these forward-looking statements, including the risk of further delays in the filing of the restated financial statements, the discovery of additional information regarding the error and other risk factors described in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2022, and other documents filed with or furnished to the Securities and Exchange Commission by the Company from time to time. These forward-looking statements speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this press release.

Investor Relations Contact

Lucas A. Zimmerman

Managing Director

MZ Group - MZ North America

(949) 259-4987

RGF@mzgroup.us

www.mzgroup.us